Exhibit 99.1

BIO-key Q2’25 Revenue Rose 49% Driven by Increases

Across All Three Segments; Launches “BIO-key CyberDefense Initiative” to Support Growing Global Investment in Military and Defense Preparedness;

Investor Call 10am ET Today

Holmdel, NJ – August 13, 2025 – BIO-key® International, Inc. (Nasdaq: BKYI), an innovative provider of workforce and customer Identity and Access Management (IAM) solutions featuring passwordless, phoneless and tokenless enhanced biometric authentication, announced results for its second quarter (Q2’25) and six months (6M’25) ended June 30, 2025. BIO-key is hosting an investor call today at 10:00am ET (details below).

Q2 Key Highlights

●	Foreign Defense Ministry Awarded BIO-key over $600K in Follow-On orders for Secure Biometric Access to Critical Information.
●	BIO-key and Runlevel Secured First Major IAM Deployment with a National Bank in Mozambique, Extending a Growing List of Banking Customers.
●

BIO-key Partnered with Cloud Distribution Co. of Saudi Arabia to Expand IAM and Biometric Security Solutions Across the Middle East [and with Arrow ECS Iberia to Strengthen Market Access in Spain and Portugal].

●	Completed Initial Phase Biometric-Based Deployment for a New International Defense Agency Customer.

BIO-key CEO, Mike DePasquale commented, “BIO-key’s Q2 revenue improved both sequentially and versus last year as we make steady progress advancing our direct and channel sales efforts which have been refocused solely on BIO-key branded solutions principally in Europe, Middle East and Africa (EMEA) as well as domestic markets.

BIO-key CyberDefense Initiative

“In addition to ongoing engagement in core North American enterprise markets , we are pursuing the substantial potential for IAM and biometric enabled solutions within the global defense market. Building on our growing base of highly respected military and defense customers across Europe, South America and the Middle East, we are forming the BIO-key CyberDefense Initiative. We are assembling a team of seasoned cybersecurity sales and support resources with specific military and intelligence expertise to engage with leading defense industry prime contractors to expand our market reach and potential. We expect this initiative to be supported by the recent and significant ramp in European defense spending commitments, including the clear shift toward cyber resilience as a security priority for European nations.

“This initiative positions us as a trusted provider of MFA, IAM and biometric enabled solutions to Ministries of Defense, Armed Forces, Intelligence and defense-integrated partners to support classified access environments aligned with European Union, NATO and other cyber frameworks. EU Member states are expected to spend €350B or more on defense in 2026, with Germany alone boosting its defense budget by over 30% to €83 billion from its 2025 level, with a meaningful portion set aside to ensure cyber resilience.

“We believe BIO-key’s successful track record in providing efficient, robust and highly secure authentication and identification solutions to the most discriminating defense sector IT groups puts us in a very strong position to capitalize on this opportunity both in Europe and around the globe. With a robust pipeline of existing opportunities, based on expected procurement cycles, we expect to see meaningful contract activity in the first half of next year.

“Turning back to our Q2’25 performance, gross margin moderated to 73% vs. 77% in Q2’24, reflecting an increase in hardware sales as a percentage of total revenue. We made further progress reducing total operating expenses to $2.3M in Q2’25 vs. $2.5M in Q2’24 as we trimmed selling, general and administrative expense by 13.5% compared to last year, more than offsetting a $45,000 increase in R&D expense. Q2’25 SG&A did reflect roughly $0.3M in expenses related to our global sales efforts, as well as the launch of new marketing initiatives that capitalize on customer traction and our core strengths in biometric enabled identification. Our R&D investments are currently advancing a significant platform modernization and deployment improvements for PortalGuard IDaaS. This is the first major upgrade of the platform since 2018, with a targeted release in Q4’25.

“With increasing interest in our biometric solutions, growing adoption of passwordless, phoneless and tokenless IAM solutions, a strong margin profile, and revenue traction in EMEA markets, we are optimistic about our growth outlook. We feel that the security, flexibility, ease of deployment and the compelling ROI of our solutions, combined with growing market acceptance of the need, should position us to deliver improved top- and bottom-line results in 2025. Of course the timing of large customer orders or renewals is likely to cause quarter-to-quarter fluctuations in our financial performance. We also continue to pursue opportunities to reduce costs and lower our breakeven level to support our path to positive cash flow and profitability, while balancing these efforts with our product development and marketing efforts.”

Financial Results

Q2’25 revenues increased 49% to $1,696,907 from $1,141,286 a year ago, reflecting higher revenues across the business. Software license fees increased 4% to $806,087 in Q2’25 from $774,225 a year ago, principally due to the ramp up of BIO-key product sales in Europe, Middle East and Africa (EMEA) territories following the termination of sales and support of AuthControl products in Europe. BIO-key EMEA has been experiencing and expects to see growing engagement for its product suite based on the products’ unique combination of security, flexibility, biometric capabilities, ease of use, quick installation and [superior/compelling] value and return on investment relative to other solutions.

Services revenues increased to $321,996 in Q2’25 from $283,569 in Q2’24, largely due to custom services revenue related to a large upgrade for one customer. Q2’25 hardware sales increased to $568,824 from $83,492 in Q2’24, principally due to the expanding deployment of biometric security solutions of a long-term customer, as well as the sale of some of fully reserved hardware inventory.

Q2’25 gross profit increased 40% to $1,232,727 from $879,014 in Q2’24, reflecting gross margins of 73% and 77%, respectively. The gross profit decline is due primarily to the significant year-over-year increase in hardware revenues which carry lower margins.

Reflecting ongoing efforts to reduce costs across the business, BIO-key’s total operating expenses decreased by 8.5% to $2,316,577 from $2,533,100 in Q2’24. The improvement reflects a 13.5% reduction in SG&A expenses to $1,680,550 in Q2’25 from $1,941,866 in Q2’24, on lower administration, sales personnel costs, and professional service fees. RD&E expenses increased 7.6% to $636,027 compared to $591,234 in Q2’25, primarily related to increased professional services and personnel costs, offset by lower rent costs.

Reflecting higher revenues and the benefit of lower operating costs, BIO-key’s Q2’25 net loss improved to ($1,167,396), or ($0.20) per share, compared to ($1,666,950), or ($1.00) per share, in Q2’24. Per share results are based on weighted average basic shares outstanding of 5,821,133 in Q2’25 and 1,663,042 in Q2’24.

Balance Sheet

As of June 30, 2025, BIO-key’s total current assets were $4.0M, including $2.3M of cash and cash equivalents, $1.1M of net accounts receivable and due from factor, and $0.3M of inventory. This compares to total current assets of $1.9M, including $0.4M of cash and cash equivalents, $0.8M of net accounts receivable and due from factor, and $0.4M of inventory at December 31, 2024.

BIO-key further reduced its note payable by $0.4M in Q2’25, leaving a $0.3M balance on the original $2.3M note.

Call Details

Date / Time: Call Dial In #: Live Webcast / Replay: Audio Replay:	Wednesday, August 13th at 10 a.m. ET 1-877-418-5460 U.S. or 1-412-717-9594 Int’l Webcast & Replay Link – Available for 3 months. 1-877-344-7529 U.S. or 1-412-317-0088 Int’l; code 8281392

About BIO-key International, Inc. (www.BIO-key.com)

BIO-key is revolutionizing authentication and cybersecurity with biometric-centric, multi-factor identity and access management (IAM) software securing access for over forty million users. BIO-key allows customers to choose the right authentication factors for diverse use cases, including phoneless, tokenless, and passwordless biometric options. Its hosted or on-premise PortalGuard IAM solution provides cost-effective, easy-to-deploy, convenient, and secure access to computers, information, applications, and high-value transactions.

BIO-key Safe Harbor Statement

All statements contained in this press release other than statements of historical facts are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "Act"). The words "estimate," "project," "intends," "expects," "anticipates," "believes" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the "safe-harbor" provisions of the Act. These statements are not guarantees of future performance or events and are subject to risks and uncertainties that may cause actual results to differ materially from those included within or implied by such forward-looking statements. These risks and uncertainties include, without limitation, our history of losses and limited revenue; our ability to raise additional capital to satisfy working capital needs; our ability to continue as a going concern; our ability to protect our intellectual property; changes in business conditions; changes in our sales strategy and product development plans; changes in the marketplace; continued services of our executive management team; security breaches; competition in the biometric technology and identity access management industries; market acceptance of biometric products generally and our products under development; our ability to convert sales opportunities to customer contracts; our ability to expand into Asia, Africa and other foreign markets; our ability to migrate Swivel Secure customers to BIO-key and Portal Guard offerings; our ability to execute definitive agreements with Fiber Food Systems and/or its customers to utilize our access management solutions; our ability to integrate our solutions into any of Fiber Food System’s offerings; fluctuations in foreign currency exchange rates; the duration and extent of continued hostilities in Ukraine and its impact on our European customers; the impact of tariffs and other trade barriers which may make it more costly for us to import inventory from China and Hong Kong and certain product components from South Korea; delays in the development of products, the commercial, reputational and regulatory risks to our business that may arise as a consequence of the restatement of our financial statements, including any consequences of non-compliance with Securities and Exchange Commission and Nasdaq periodic reporting requirements; our temporary loss of the use of a Registration Statement on Form S-3 to register securities in the future; any disruption to our business that may occur on a longer-term basis should we be unable to continue to maintain effective internal controls over financial reporting, and statements of assumption underlying any of the foregoing as well as other factors set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2024 and other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements whether as a result of new information, future events, or otherwise.

Engage with BIO-key

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Investor Contacts

William Jones, David Collins

Catalyst IR

BKYI@catalyst-ir.com or 212-924-9800

BIO-KEY INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenues
Services	$321,996	$283,569	$594,594	$496,690
License fees	806,087	774,225	1,904,845	2,724,659
Hardware	568,824	83,492	804,627	101,140
Total revenues	1,696,907	1,141,286	3,304,066	3,322,489
Costs and other expenses
Cost of services	118,301	73,385	216,445	212,234
Cost of license fees	86,488	148,432	159,373	296,652
Cost of hardware	536,806	40,455	645,275	53,029
Cost of hardware - reserve	(277,415)	-	(277,415)	-
Total costs and other expenses	464,180	262,272	743,678	561,915
Gross profit	1,232,727	879,014	2,560,388	2,760,574

Operating expenses
Selling, general and administrative	1,680,550	1,941,866	3,053,074	3,724,839
Research, development and engineering	636,027	591,234	1,231,802	1,198,755
Total operating expenses	2,316,577	2,533,100	4,284,876	4,923,594
Operating loss	(1,083,850)	(1,654,086)	(1,724,488)	(2,163,020)
Other income (expense)
Interest income	2,092	46	2,095	51
Loan fee amortization	(60,000)	(4,000)	(120,000)	(4,000)
Change in fair value of convertible note
Interest expense	(25,638)	(8,910)	(61,548)	(10,267)
Total other income (expense), net	(83,546)	(12,864)	(179,453)	(14,216)

Loss before provision for income tax	(1,167,396)	(1,666,950)	(1,903,941)	(2,177,236)

Provision for (income tax) tax benefit	-	-	-	-

Net loss	$(1,167,396)	$(1,666,950)	$(1,903,941)	$(2,177,236)

Comprehensive loss:
Net loss	$(1,167,396)	$(1,666,950)	$(1,903,941)	$(2,177,236)
Other comprehensive income (loss) – foreign currency translation adjustment	58,805	24,220	65,608	(38,530)
Comprehensive loss	$(1,108,591)	$(1,642,730)	$(1,838,333)	$(2,215,766)

Basic and diluted loss per common share	$(0.20)	$(1.00)	$(0.36)	$(1.33)

Weighted average common shares outstanding:
Basic and diluted	5,821,133	1,663,042	5,267,109	1,639,183

BIO-KEY INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2025	2024
	(Unaudited)
ASSETS
Cash and cash equivalents	$2,275,344	$437,604
Accounts receivable, net	983,534	718,229
Due from factor	154,769	74,170
Inventory	318,538	378,307
Prepaid expenses and other	303,045	278,648
Total current assets	4,035,230	1,886,958
Equipment and leasehold improvements, net	102,499	140,198
Capitalized contract costs, net	367,125	409,426
Deposits and other assets	7,976	7,976
Operating lease right-of-use assets	60,829	73,372
Investments	5,000,000	5,000,000
Intangible assets, net	942,892	1,097,630
Total non-current assets	6,481,321	6,728,602
TOTAL ASSETS	$10,516,551	$8,615,560

LIABILITIES
Accounts payable	$889,026	$818,187
Accrued liabilities	1,170,889	1,278,732
Note payable	447,153	1,525,977
Government loan – BBVA Bank, current portion	125,562	132,731
Deferred revenue, current	873,394	773,267
Operating lease liabilities, current portion	25,886	24,642
Total current liabilities	3,531,910	4,553,536
Deferred revenue, long term	96,729	196,237
Government loan – BBVA Bank – net of current portion	-	44,762
Operating lease liabilities, net of current portion	35,735	48,994
Total non-current liabilities	132,464	289,993
TOTAL LIABILITIES	3,664,374	4,843,529

Commitments and Contingencies

STOCKHOLDERS’ EQUITY

Common stock — authorized, 170,000,000 shares; issued and outstanding; 6,848,776 and 3,715,483 of $.0001 par value at June 30, 2025 and December 31, 2024, respectively	685	372
Additional paid-in capital	137,948,437	133,030,271
Accumulated other comprehensive income	114,898	49,290
Accumulated deficit	(131,211,843)	(129,307,902)
TOTAL STOCKHOLDERS’ EQUITY	6,852,177	3,772,031
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,516,551	$8,615,560

BIO-KEY INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2025	2024

CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(1,903,941)	$(2,177,236)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation	43,748	46,069
Amortization of intangible assets	154,738	155,900
Amortization of capitalized contract costs	91,766	80,074
Amortization of note payable	120,000	-
Interest payable on note	60,175	-
Operating leases right-of-use assets	12,543	27,564
Share and warrant-based compensation for employees and consultants	74,325	96,561
Share-based directors’ fees	20,004	9,003
Bad debts	15,000	-
Change in assets and liabilities:
Accounts receivable	(15,305)	297,480
Allowance for doubtful receivables	(250,000)	-
Due from factor	(80,599)	71,156
Capitalized contract costs	(49,465)	(198,885)
Inventory	59,769	12,558
Prepaid expenses and other	(24,397)	(24,615)
Accounts payable	71,322	258,384
Accrued liabilities	(107,843)	(141,167)
Deferred revenue	619	414,878
Operating lease liabilities	(7,783)	(51,257)
Net cash used in operating activities	(1,715,324)	(1,123,533)
CASH FLOW FROM INVESTING ACTIVITIES:
Capital expenditures	(6,048)	(1,869)
Net cash used in investing activities	(6,048)	(1,869)
CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from note payable	-	2,000,000
Offering costs	(248,783)	(13,470)
Proceeds for exercise of warrants	3,813,057	1,400
Receipt of cash from employee stock purchase plan	876	1,939
Repayment of government loan	(71,645)	(77,461)
Net cash provided in financing activities	3,493,505	1,912,408

Effect of exchange rate changes	65,608	(38,055)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,837,741	748,951
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	437,604	511,400
CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,275,345	$1,260,351